FORM OF
                          EXPENSE LIMITATION AGREEMENT
                                     BETWEEN
                          SHORT TERM INCOME FUND, INC.
                                       AND
                       REICH & TANG ASSET MANAGEMENT, LLC

     This EXPENSE LIMITATION AGREEMENT, dated as of December 7, 2006, between the Short Term Income Fund, Inc. (the "Fund"), on behalf of its U.S. Government Portfolio (the "Portfolio"), with respect to the Portfolio's Class B shares, and Reich & Tang Asset Management, LLC (the "Manager").

                                   WITNESSETH:

     WHEREAS, the Manager serves as investment manager to the Fund pursuant to an Investment Management Contract between the Manager and the Fund dated as of October 30, 2000; and

     WHEREAS, the parties to this Agreement wish to provide for an undertaking by the Manager to limit investment management fees or reimburse expenses of the Class B shares of the Portfolio of the Fund in order to ensure that the Class B shares are competitive in the marketplace.

     NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

     The Manager hereby agrees to limit its fees payable to it pursuant to the Investment Management Contract, in order to maintain the total annual fund operating expenses of the Class B shares of the Portfolio to not more than the amount set forth on Exhibit A (the "Expense Cap Amount").

     This Agreement is effective on December 29, 2006, and shall remain in effect until December 31, 2007.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

                        SHORT TERM INCOME FUND, INC.

                        U.S. Government Portfolio

                        By:
                            -------------------------------------------------
                             Name:
                             Title:

                        REICH & TANG ASSET MANAGEMENT, LLC

                        By:
                            -------------------------------------------------
                             Name:
                             Title:
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                                                                       EXHIBIT A

                          SHORT TERM INCOME FUND, INC.

NAME OF PORTFOLIO                                TOTAL ANNUAL OPERATING EXPENSES

U.S. Government Portfolio

                                                 0.63% Class B Shares